Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, William C. Bass, Chief Executive Officer of Dollar General Corporation’s subsidiary registrants: DG Strategic VI, LLC, Dolgen Midwest, LLC, Dolgencorp of Texas, Inc., and Dolgen California, LLC (collectively, the “Registrants”), does hereby constitute and appoint David M. Tehle and Susan S. Lanigan, or either of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of the Registrants, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable the Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of June 26, 2012.

/s/ William C. Bass
Name:	William C. Bass
Title:	Chief Executive Officer of each of DG Strategic VI, LLC, Dolgen Midwest, LLC, Dolgencorp of Texas, Inc., and Dolgen California, LLC